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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549



                                    FORM 8-K

                                 CURRENT REPORT

                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

      Date of Report (date of earliest event reported): November 19, 2000

                             Pogo Producing Company
             (Exact name of registrant as specified in its charter)


           Delaware                   1-7792            74-165 9398

(State or other jurisdiction of     (Commission       (I.R.S. Employer
incorporation or organization)      File Number)      Identification No.)



                          5 Greenway Plaza, Suite 2700
                           Houston, Texas 77046-0504
             (Address of principal executive offices and zip code)

       Registrant's telephone number, including area code: (713) 297-5000


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Item 5.   Other Events.

     On November 19, 2000 Pogo Producing Company, a Delaware corporation (the "Company"), NORIC Corporation, a New York corporation, and certain shareholders of NORIC Corporation entered into an Agreement and Plan of Merger (the "Merger Agreement"), whereby upon the terms and subject to the conditions stated therein, NORIC Corporation would merge with and into the Company (the "Merger"), with the Company being the surviving corporation.

     A copy of the Merger Agreement of the Company with respect to the Merger is included herein as Exhibit 99.1.

     The Merger Agreement is incorporated in this Item 5 by reference.

Item 7.  Financial Statements and Exhibits.

     The following exhibits are filed herewith:

    99.1 Agreement and Plan of Merger dated as of November 19, 2000 among Pogo Producing Company, NORIC Corporation, and the shareholders signatory thereto


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                                   SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                    Pogo Producing Company



Date: November 21, 2000               By:  /s/ Gerald A. Morton
                                           --------------------
                                           Gerald A. Morton
                                           Vice President - Law
                                           and Corporate Secretary